UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

September 19, 2017 (September 13, 2017)

Laureate Education, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38002	52-1492296
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

650 South Exeter Street

Baltimore, MD 21202

(Address of principal executive offices, including zip code)

(410) 843-6100

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.                                        Departure of Directors or Principal Officers; Election of Directors; Appointment of Officers; Compensatory Arrangements of Certain Officers.

(b), (c), (e)

On September 13, 2017, Laureate Education, Inc. (the “Company”) announced a transition plan whereby, effective January 1, 2018, current President and Chief Administrative Officer, Eilif Serck-Hanssen, will become Chief Executive Officer, and current Chief Operating Officer, Ricardo Berckemeyer, will assume the additional title of President. The Company’s Founder, Chairman and Chief Executive Officer, Douglas Becker, will take on the role of non-executive Chairman of the Board of Directors. The Company issued a press release announcing the foregoing on September 13, 2017, a copy of which is attached hereto as Exhibit 99.1 and incorporated herein by reference.

In connection with Mr. Becker’s transition to his role as non-executive Chairman of the Board, he and the Company expect to enter into a Separation Agreement and Mutual Release (the “Separation Agreement”). The Company will disclose the material terms of such Separation Agreement following its execution in an amendment to this Current Report on Form 8-K.

Upon Mr. Serck-Hanssen’s appointment as Chief Executive Officer, his annual base salary will increase from $710,496 to $850,000 and his annual target annual incentive plan (“AIP”) award opportunity under the Amended and Restated Laureate Education, Inc. 2013 Long-Term Incentive Plan (the “Amended and Restated Plan”) will increase to 130% of his base salary. In addition, on September 13, 2017, Mr. Serck-Hanssen received an award of stock options to purchase: (A) 145,773 shares of the Company’s Class A common stock with an exercise price of $18.36, which stock options will become vested and exercisable on the first anniversary of the grant date and will expire on the third anniversary of the grant date, and (B) 145,773 shares of the Company’s Class A common stock with an exercise price of $21.00, which stock options will become vested and exercisable on the second anniversary of the grant date and will expire on the fourth anniversary of the grant date. All other terms of Mr. Serck-Hanssen’s compensation will remain unchanged.

Upon Mr. Berckemeyer’s assumption of his new role as President of the Company, his annual base salary will increase from $710,496 to $800,000 and his AIP opportunity under the Amended and Restated Plan will increase to 130% of his base salary. In addition, on September 13, 2017, Mr. Berckemeyer received an award of stock options to purchase: (A) 200,000 shares of the Company’s Class A common stock with an exercise price of $18.36, which will become vested and exercisable on the first anniversary of the grant date and will expire on the third anniversary of the grant date, and (B) 200,000 shares of the Company’s Class A common stock with an exercise price of $21.00, which will become vested and exercisable on the second anniversary of the grant date and will expire on the fourth anniversary of the grant date. All other terms of Mr. Berckemeyer’s compensation will remain unchanged.

Item 9.01              Financial Statements and Exhibits.

(d)      Exhibits.

Exhibit No.	Description

99.1	Press release dated September 13, 2017

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LAUREATE EDUCATION, INC.

By:	/s/ Eilif Serck-Hanssen
Eilif Serck-Hanssen
President, Chief Financial Officer and Chief Administrative Officer

Date: September 19, 2017

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